Exhibit 99.1

FOUNDER’S RETIREMENT AND CONSULTING AGREEMENT

     This Founder’s Retirement and Consulting Agreement (this “Agreement”), dated December 10, 2004, is between SYKES ENTERPRISES, INCORPORATED, a Florida corporation (“Company”), and JOHN H. SYKES (“Founder”). Hyde Park Equity, LLC, a Florida limited liability company (“Hyde Park”) is entering into this Agreement for purposes of Section 5 of this Agreement.

Recitals

     A. The Company is engaged in the business of providing (1) customer contract management solutions and services throughout the world in the business process outsourcing (BPO) arena including, without limitation, in the communications, financial services, healthcare, technology and transportation and leisure industries, and (2) various enterprise support services in the Americas, Europe, the Middle East and Africa which include, without limitation, multi-lingual sales order processing, payment processing, inventory control, product delivery and product returns handling, and technical fault correction services (the “Business”).

     B. The Founder founded the Company in September 1977 and has served the Company in an executive officer position for 27 years, most recently as Chairman and Chief Executive Officer of the Company. He built the Company from a start-up, with six employees, to a public company with global operations and more than 15,000 employees.

     C. The Founder was employed by the Company pursuant to an Employment Agreement dated October 1, 2001 (the “Employment Agreement”). The Employment Agreement had an initial term of five years, expiring on October 1, 2006 (the “Initial Term”), and automatic one year extensions unless there was appropriate notice of termination. The

Founder’s employment under the Employment Agreement will terminate, as provided in this Agreement, prior to the end of the Initial Term.

     D. The Company and the Founder wish to resolve all matters related to the termination of the Employment Agreement including, without limitation, the amount of compensation and benefits to which the Founder is entitled as a result of such termination, and to facilitate an orderly management transition.

Operative Terms

     The parties agree as follows:

     1. Termination of Founder’s Employment. The Founder’s resignation as a Company employee shall be effective as of December 31, 2004 (the “Termination Date”).

     2. Founder’s Compensation through Termination Date. The Founder shall continue to receive, through the Termination Date, all compensation and benefits due under his Employment Agreement.

     3. Severance Pay. The Founder shall be paid solely the following severance pay by the Company (collectively, the “Severance Pay”) (and the Company will withhold payroll taxes on all Severance Pay as required by law):

          a. Base Severance. On or promptly after the Termination Date, the Company agrees to pay the Founder, or his heirs, successors or assigns, a lump sum amount of $1,352,695.51, which is equal to his annual base salary from the Termination Date through the end of the Initial Term of his Employment Agreement (“Base Severance”).

          b. Lump Sum Payment in Lieu of Certain Benefits. Because the Founder is relinquishing any possible rights he may have, under the Employment Agreement, to an office and a secretary for the rest of the Founder’s life, and the right of the Founder to continue to be covered as an employee under the Company’s group health insurance policy, as well as other possible benefits associated with continued Company employment, the Company shall pay to the Founder, or his heirs, successors or assigns, on or promptly after the Termination Date, a lump sum amount of $300,000.

          c. Accrued Vacation. On or promptly after the Termination Date, the Company agrees to pay the Founder $68,750.00 which is his unused vacation that he has earned through the Termination Date that has been accrued by the Company.

     4. Benefits.

          a. Stock Options. The Company has granted to the Founder options (the “Founder Stock Options”) to purchase up to 1,250,000 shares of common stock, $.01 par value per share. The parties agree that the Founder may exercise the Founder Stock Options subject to and in accordance with the terms and conditions of the Founder Stock Options and the Company’s existing stock option plan.

          b. Health Insurance. The Company shall provide the same health insurance benefits to the Founder (as a member of a special class of retirees established by the Company) and the Founder’s qualified dependents, including Founder’s spouse, as are provided from time to time under the Company’s group health insurance plan, which shall include dental benefits, provided that the Founder pays, in advance (monthly, quarterly or as mutually agreed with the Company), the allocable premium cost of such coverage for the Founder and his qualified dependents, as determined by the Company, with respect to the special class of retirees. Should the Founder predecease his spouse, and if the Founder is married at the time of his death, the Founder’s spouse shall have the right to continue to receive the same health insurance benefits as Founder for the remainder of her life. During such period, the Founder’s spouse shall be responsible for the premium payment obligation set forth in this Section 4.b., to the same extent as Founder. In the event that the Founder or Founder’s spouse does not pay the allocable premium cost, he and his qualified dependents will cease to be provided with such coverage. Such coverage will be secondary to the primary coverage of Medicare. The Company’s obligation hereunder shall continue notwithstanding that Founder and/or his spouse are the only individuals receiving health insurance benefits as a member or qualified dependent of a member of the special class of retirees established by the Company.

          c. Secretary and Office. Notwithstanding the Founder’s retirement, after the Termination Date, he shall be provided with a secretary and an office, at the Company’s Tampa offices, to facilitate a reasonable management transition.

     5. Consulting Services.

          a. During the period from and including the Termination Date to and including October 1, 2006 (the “Applicable Period”), Hyde Park, the membership interests in which are beneficially owned by the Founder, agrees to provide the Company, as provided in this Section 5, with advice dealing with significant business issues, and assistance and support for an orderly management transition, including, without limitation, attendance at meetings, participation in telephone conferences, and such other work as may reasonably be assigned from time to time by the Company’s Board of Directors or its Chairman of the Board (the “Consulting Services”). Hyde Park shall cause any such services performed on its behalf to be performed by Founder.

          b. During the Applicable Period, and at the request of the Company’s Board of Directors or its Chairman of the Board, Hyde Park will provide up to 37.5 days of Consulting Services per year (the “Base Consulting Services”). As compensation for the Base Consulting

Services, Hyde Park shall be paid a total of $150,000 during the Applicable Period in seven equal quarter-annual installments of $21,428, regardless of the number of days of Consulting Services provided during any particular quarter. Each quarter-annual installment shall be paid promptly after the end of each applicable quarter. In the event of the Founder’s death prior to October 1, 2006, the Company shall pay only a pro rata amount for the quarter in which the Founder dies, and nothing further shall be owed for any Base Consulting Services.

          c. In addition, at the request of the Company’s Board of Directors or its Chairman of the Board, and if Hyde Park approves such request, Hyde Park agrees to provide additional days of Consulting Services on or prior to October 1, 2006, at the rate of $2,000 per day (“the Optional Consulting Services”).

          d. The Company shall identify, in advance, and in writing, specific tasks to be performed and the expected number of days required for each task.

          e. Hyde Park may bill the Company for its reasonable out-of-pocket business expenses in connection with Base Consulting Services and Optional Consulting Services, consistent with the Company’s business expense reimbursement policy for employees, which shall include air travel in first class or business class, and the Company agrees to pay all such reasonable out-of-pocket business expenses. Hyde Park shall submit to the Company’s Chairman of the Board invoices for reimbursable expenses and Optional Consulting Services.

          f. The Base Consulting Services and Optional Consulting Services shall be performed by Hyde Park in the capacity of an independent contractor of the Company. Hyde Park shall be responsible for all taxes on payments made by the Company for the Consulting Services.

     6. Covenants not to Compete.

          a. The Founder covenants and agrees that he will not, for a period from and including the Termination Date to and including October 1, 2006 (the “Non-Compete Period”), and within such geographic areas where the Company markets its services and products, including but not limited to the entire continental United States (the “Non-Compete Territory”):

(1) directly or indirectly engage in the Business, or in any substantially similar business, including owning or controlling any financial interest in, any corporation, partnership, firm or other form of business organization which competes with or is engaged in or carries on any aspect of the Business or any substantially similar business;

(2) consult with, advise or assist in any way, whether or not for consideration, any corporation, partnership, firm or other business organization which is now, becomes or may become a competitor of the Company in any aspect of the Business, including, but not limited to: advertising or otherwise endorsing the products of any such competitor; soliciting customers or otherwise serving as an intermediary for any such competitor; or loaning money or rendering any other form of financial assistance to or engaging in any form of business transaction whether or not on an arms’ length basis with any such competitor; or

(3) engage in any practice the purpose of which is to evade the provisions of these non-competition covenants or to commit any act which is detrimental to the successful continuation of, or which adversely affects, the Business.

          b. Notwithstanding the foregoing, the following activities by the Founder are expressly permitted by this Agreement:

          (1) Founder may own not more than 5% of the equity securities of a competitor of the Company which has such securities registered under Section 12 of the Securities Exchange Act of 1934, as amended (a “Limited Ownership Interest”); and

          (2) Founder may engage in the business of furnishing personnel who usually render services at a customer’s offices or facilities as temporary employees of the customer (the “Permitted Staffing Business”).

          c. In addition to the covenants in subsection 6.a., during the Non-Compete Period the Founder shall give notice to the Company of any business, other than a Limited Ownership Interest or Permitted Staffing Business, in which the Founder wishes to engage, or have an ownership or other interest, whether directly or indirectly. The Company will have a reasonable time to review the Founder’s request. The Founder shall not engage in any such business or acquire an ownership or other interest in such business if the Company, in its reasonable discretion, gives notice to the Founder that the Company is either engaged in such business or it is contemplating engaging in such business.

          d. The Company, in its sole discretion, may waive its rights under this Section by providing written consent to the Founder to engage in a specific business activity. In responding to a request by the Founder for a waiver, the Company shall exercise its discretion reasonably; however, the Founder acknowledges that such consent shall be deemed to have been reasonably withheld in the event that the Company is engaging in or planning or contemplating to engage in the Founder’s proposed business activity.

          e. In the event of any violation or breach of these covenants not to compete by the Founder, the Founder acknowledges that the Company’s remedies at law will be inadequate and that in addition to any relief at law which may be available to the Company for such violation or breach and regardless of any other provision contained in this Agreement, the Company shall be entitled to equitable remedies (including an injunction) and such other relief as a court may deem just and proper.

          f. It is agreed that each of the covenants not to compete is a separate agreement independent of any other provisions in this Agreement. If any such covenant is held invalid, void, or unenforceable by a court of competent jurisdiction, such invalidity, voidness or unenforceability shall not render any other provisions in this Agreement unenforceable. It is the parties’ intent that any covenant held overbroad by any court be enforced to the maximum extent deemed reasonable by that court. The existence of any claim or cause of action of the Founder against the Company, whether based on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of such covenants.

     7. Founder’s Release. In consideration of the promises made by the Company in this Agreement, the Founder, on his own behalf, and on behalf of his relatives and heirs, executors, administrators and assigns, irrevocably and unconditionally releases, waives, acquits, and forever discharges the Company, and its other current and former officers and directors and employees, and its agents, officials, representatives, attorneys, insurance carriers and any other entity related to or affiliated with them (collectively, the “Company Releasees”), of and from any and all manner of actions, suits, claims of any kind or nature whatsoever, known or unknown, in law or equity, that he has in the past or now has against the Company Releasees based solely on the Employment Agreement and termination of the Founder’s employment, as well as any claims arising from any alleged violation of any federal, state or local statutes or ordinances relating to his employment with the Company, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, ERISA, the Americans with Disabilities Act, the Florida Civil Rights Act, and any applicable municipal ordinance prohibiting employment discrimination, and any other employment discrimination laws, as well as any other similar claims based on constitutional, statutory, common law or regulatory grounds. Nothing in this Section 7 above is intended to waive or release any (A) claim of the Founder against the Company Releasees arising in the future, or for breach of this Agreement, (B) any rights of indemnification as a director, officer or employee that the Founder may have under the articles of incorporation, bylaws or written agreement between the Company and the Founder and under this Agreement, (C) any rights of Founder under the Company’s Executive Deferred Compensation Plan, or (D) any rights of Founder under the Company’s 401(k) plan or trust.

     8. Indemnification by the Company. During the term of Founder’s employment with the Company, and through the Termination Date, Founder and Company were parties to that certain Indemnification Agreement attached hereto as “Exhibit A.” Contemporaneously with the execution of this Agreement, the Company and the Founder have entered into an Indemnification Agreement dated the same date as the date of this Agreement and attached hereto as “Exhibit B.” The Company represents that Founder is an “Insured Person” under the Company’s directors and officers liability insurance policy (the “D&O Policy”) through the Termination date, and will continue to be an “Insured Person” under the D&O Policy from the Termination Date through the end of the Applicable Period pursuant to an endorsement to the D&O Policy acquired by the Company specifically for this purpose.

     9. Founder’s Acknowledgements. The Founder acknowledges being advised in writing, before signing the Agreement, that the Founder should consult an attorney regarding this Agreement. The Founder acknowledges being given a period of at least 21 days within which to consider this Agreement, and that he has knowingly and voluntarily entered into this Agreement.

     10. Founder’s Revocation Right and Applicable Date. For a period of seven days following the date of this Agreement, the Founder may revoke this Agreement, and, in the event that this Agreement is revoked during such seven days, it shall be void and of no force or effect. The Founder shall provide the Company with a signed, written notice of revocation during such seven days if he desires to exercise his right of revocation so that there will be appropriate documentation of the revocation. If this Agreement is not revoked under the terms of this Section, during the seven day period, the day immediately following the end of the seven day period shall be called the “Applicable Date.”

     11. Disclaimer of Liability. This Agreement does not constitute and shall not be construed as an admission of liability or wrongdoing by the Company or the Founder, and the parties expressly deny that they have done anything wrong or unlawful in connection with the Founder’s employment or the termination of his employment.

     12. Amendment. This Agreement may not be amended or modified at any time except by written instrument executed by the Company and the Founder.

     13. Withholding. The Company shall be entitled to withhold from amounts to be paid to the Founder under this Agreement any federal, state or local withholding or other taxes or charges which it is from time to time required to withhold; provided, that the amount so withheld shall not exceed the minimum amount required to be withheld by law (unless the Founder has otherwise given notice to the Company). The Company shall be entitled to rely on an opinion of counsel if any question as to the amount or requirement of any such withholding shall arise.

     14. Notices. For purposes of this Agreement, notices and all other communications required, provided for or permitted under this Agreement shall be in writing and shall be deemed to have been duly given when actually received by hand-delivery or courier, or five days after being mailed by U.S. certified or registered mail, return receipt requested, postage prepaid, addressed as follows:

If to the Founder:
John H. Sykes
901 South Newport Avenue
Tampa, Florida 33606

If to the Company:
Sykes Enterprises, Incorporated
400 N. Ashley Drive
Suite 2800
Tampa, FL 33602
Attention: Mr. James T. Holder, Vice President and General Counsel

or to such other address as either party may have furnished to the other in writing.

     15. No Waiver; Entire Agreement. No waiver by the Founder or the Company shall be deemed a waiver of any similar or dissimilar term or condition at the same or at any subsequent time. This Agreement is the entire agreement between the parties with respect to the subject matter of this Agreement, and there are no agreements or representations, oral or otherwise, express or implied, with respect to or related to such subject matter which are not set forth in this Agreement. This Agreement entirely supersedes the Employment Agreement with the exception of Appendix A to the Employment Agreement, which is incorporated by reference hereinafter.

     16. Successors. If the Company sells, assigns or transfers all or substantially all of its business and assets to any Person (as defined in Appendix “A” to the Employment Agreement, which is hereby incorporated by reference into this Agreement), or if the Company merges into or consolidates or otherwise combines (where the Company does not survive such combination) with any Person (any such event, a “Sale of Business”), then, except in the case of an assignment by operation of law, the Company shall assign all of its right, title and interest in this Agreement as of the date of such event to such Person, by written agreement in form and substance reasonably satisfactory to the Founder, to expressly assume and agree to perform from and after the date of such assignment all of the terms, conditions and provisions imposed by this Agreement upon the Company. Failure of the Company to obtain such agreement (or assignment by operation of law) prior to the effective date of such Sale of Business shall be a breach of this Agreement. In case of such assignment by the Company and of assumption and agreement by such Person, or assignment by operation of law, this Agreement shall inure to the benefit of, and be enforceable by, such Person, expressly including Section 6, applicable to covenants not to compete. The Founder shall, in the Founder’s discretion, be entitled to proceed against the Company or any such successor in any action to enforce any rights of the Founder hereunder. Except as provided in this Section, this Agreement shall not be assignable by the Company, and it shall not be assignable by the Founder under any circumstances. This Agreement shall not be terminated by the voluntary or involuntary dissolution of the Company. This Agreement shall inure to the benefit of and shall be binding upon the Company, its successors, and assigns permitted under the terms of this Agreement, and to the Founder, his personal or legal representatives, beneficiaries, heirs, and assigns permitted under the terms of this Agreement.

     17. Attorney’s Fees. Each party shall pay its own attorneys’ fees and expenses in connection with the negotiation and preparation of this Agreement. If either party commences an action to enforce or interpret any portion of this Agreement, the prevailing party in such action shall be paid by the non-prevailing party the prevailing party’s costs and reasonable attorney’s fees.

     18. Governing Law. This Agreement shall be interpreted, construed and governed according to the law of the State of Florida without regard to conflicts of laws principles that would result in the application of the laws of any other jurisdiction.

     19. Arbitration. The Company and the Founder agree that it is in their mutual best interests if certain claims between them are resolved through arbitration. However, they also agree that other claims are of such a nature that they must be resolved through litigation. This Section 19 shall identify both the claims subject to arbitration, and the claims excluded from this arbitration provision, and shall set forth the parties’ agreements as to applicable arbitration procedures.

          a. Claims Subject to Arbitration. The only claims that are arbitrable are those that, in the absence of this provision, would have been justiciable under applicable state or federal law. The claims subject to arbitration include, but are not limited to: claims by either party for compensation or monies due under this Agreement; any discrimination claims alleged by the Founder; any claims for benefits by the Founder (except claims under an employee benefit plan that specifies that its claim procedure shall culminate in an arbitration or procedure different from this one); and statutory claims by either party, except such claims expressly excluded from arbitration below. Accordingly, except as otherwise provided by this Agreement, both the Founder and the Company agree that neither of them shall initiate or prosecute any lawsuit or administrative action (other than administrative charges filed with state or federal agencies) in any way asserting claims under this Agreement which are subject to arbitration.

          b. Claims Not Subject to Arbitration. Any claim by the Company, or any successor to the Company, at the election of the Company, its successors, or assigns permitted under this Agreement, to enforce its rights under Section 6 of this Agreement, relating to Covenants not to Compete, shall not be decided by arbitration. BOTH PARTIES WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY LAWSUIT BROUGHT BY EITHER PARTY UNDER OR PURSUANT TO THIS AGREEMENT.

          c. Time Limits for Commencing Arbitration and Required Notice of All Claims. The aggrieved party must give written notice of any claim to the other party no later than the expiration of the statute of limitations that the law prescribes for the claim. Otherwise, the claim shall be void and deemed waived. The written notice shall identify and describe the nature of all claims asserted, the facts upon which such claims are based, and the relief or remedy sought.

          d. Arbitration Procedures.

          The parties may be represented by counsel during the arbitration proceedings. Each party shall have the right to take the deposition of one person and any expert witness designated by another party. Each party also shall have the right to make requests for the production of documents to any party and to subpoena documents from third parties. Requests for additional discovery may be made to the Arbitrator selected pursuant to this Agreement. The Arbitrator shall grant an order for such requested additional discovery that the Arbitrator finds the party requires to adequately arbitrate a claim, taking into account the parties’ mutual desire to have a fast, cost-effective dispute resolution mechanism.

          At least 30 days before the arbitration, the parties must exchange lists of witnesses, including any experts, and copies of all exhibits intended to be used at the arbitration.

          The arbitration will be held under the auspices of a sponsoring organization, either the American Arbitration Association (“AAA”) or Judicial Arbitration & Mediation Services (“J-A-M-S”), with the designation of the sponsoring organization to be made by the party who did not initiate the claim.

          Except as provided by this Agreement, the arbitration shall be in accordance with the sponsoring organization’s then-current employment arbitration rules/procedures. The Arbitrator shall be either a retired judge, or an attorney licensed to practice law in the State of Florida. The arbitration shall take place in Tampa, Florida.

          The Arbitrator shall be selected as follows. The sponsoring organization shall give each party a list of eleven (11) arbitrators drawn from its panel of employment dispute arbitrators. Each party shall have ten (10) calendar days from the postmark date on the list to strike all names on the list it deems unacceptable. If only one common name remains on the lists of all parties, that individual shall be designated as the Arbitrator. If more than one common name remains on the lists of all parties, the parties shall strike names alternately from the list of common names until only one name remains. The party who did not initiate the claim shall strike first. If no common name exists on the lists of all parties, the sponsoring organization shall furnish an additional list of eleven (11) arbitrators from which the parties shall strike alternately, with the party initiating the claim striking first, until only one name remains. That person shall be designated as the Arbitrator.

          The Arbitrator shall apply the substantive law (and the law of remedies, if applicable) of Florida, or federal law, or both, as applicable to the claim(s) asserted. The Arbitrator is without jurisdiction to apply any different substantive law or law of remedies. The Federal Rules of Evidence shall apply. Except as otherwise provided in this Agreement, the Arbitrator shall have exclusive authority to resolve any dispute relating to the interpretation, applicability, enforceability or formation of this Agreement, including but not limited to any claim that all or any part of this Agreement is void or voidable. The arbitration shall be final and binding upon the parties, except as provided by law.

          The Arbitrator shall have jurisdiction to hear and rule on pre-hearing disputes and is authorized to hold pre-hearing conferences by telephone or in person, as the Arbitrator deems advisable. The Arbitrator shall have the authority to entertain a motion to dismiss and/or a motion for summary judgment by any party and shall apply the standards governing such motions under the Federal Rules of Civil Procedure.

          Either party may arrange for and pay the cost of a court reporter to provide a stenographic record of proceedings.

          Should any party refuse or neglect to appear for, or participate in, the arbitration hearing, the Arbitrator shall have the authority to decide the dispute based upon whatever evidence is presented.

          Either party, upon request at the close of hearing, shall be given leave to file a post-hearing brief. The time for filing such a brief shall be set by the Arbitrator.

          The Arbitrator shall render an award and written opinion no later than 30 days from the date the arbitration hearing concludes or the post-hearing briefs (if requested) are received, whichever is later. The opinion shall include the factual and legal basis for the award.

          Either party shall have the right, within 20 days of issuance of the Arbitrator’s opinion, to file with the Arbitrator a motion to reconsider (accompanied by a supporting brief), and the other party shall have 20 days from the date of the motion to respond. The Arbitrator thereupon shall reconsider the issues raised by the motion and, promptly, either confirm or change the decision, which shall then be final and conclusive upon the parties.

          e. Arbitration Fees and Costs. Any filing fee for the arbitration shall be paid by the party initiating the claim. The Arbitrator’s fees, and the costs of the arbitration, including all charges by the sponsoring organization, shall be paid equally by the parties. In addition, each party shall pay for its own costs and attorney’s fees, if any. However, if any party prevails on a claim which affords the prevailing party attorney’s fees and costs, under this Agreement or otherwise, the Arbitrator may award reasonable attorney’s fees and costs to the prevailing party, applying the same standards a court would apply under the law applicable to the claim(s).

     20. Counterparts. This Agreement may be executed in two or more copies, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement or its terms to produce or account for more than one of such copies. The parties are signing this Agreement on the date set forth in the opening paragraph of this Agreement.

The Founder:	The Company:

Sykes Enterprises, Incorporated

/s/ John H. Sykes	By: /s/ Ernest J. Milani
John H. Sykes	Name: Ernest J. Milani
Title: Director, Chairman of Compensation
and Human Resources Development Committee

Hyde Park Equity, LLC, a
Florida limited liability company

By: JHS Management, LLC, its Managing Member

By: /s/ John H. Sykes

John H. Sykes, its sole Manager

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